7500 East Columbia Street Evansville, IN 47715 www.shoecarnival.com (812) 867-6471	Contact Cliff Sifford President and Chief Executive Officer or W. Kerry Jackson Senior Executive Vice President, Chief Operating and Financial Officer and Treasurer
FOR IMMEDIATE RELEASE

SHOE CARNIVAL REPORTS SECOND QUARTER FINANCIAL RESULTS

Evansville, Indiana, August 30, 2017 - Shoe Carnival, Inc. (Nasdaq: SCVL) a leading retailer of moderately priced footwear and accessories, today reported results for the second quarter and six months ended July 29, 2017.

Second Quarter Highlights

•	Net sales increased 1.4 percent to $235.1 million

•	Comparable store sales increased 0.4 percent

•	Earnings per diluted share increased 9.1 percent to $0.24

•	Repurchased 469,000 shares of common stock at a total cost of $10.2 million under existing share repurchase program

Cliff Sifford, Shoe Carnival's President and Chief Executive Officer commented, "We are pleased with the quarterly improvement in our sales trend, particularly given this year's later back-to-school dates in certain markets, which shifted sales from July into August.  Our quarterly earnings were driven by the increase in sales along with our ability to efficiently manage our expenses.  Looking ahead, we believe we are well positioned for back-to-school with a trend-right assortment of branded, family footwear, favorable inventory position, and our multi-channel initiatives which have already generated an August comparable store sales increase of 7.0 percent.  Our team remains focused on enhancing value for shareholders through our recently increased quarterly cash dividend and existing share repurchase program, in addition to improved execution in a challenging retail environment."

Second Quarter Financial Results

The Company reported net sales of $235.1 million for the second quarter of fiscal 2017, a 1.4 percent increase, compared to net sales of $231.9 million for the second quarter of fiscal 2016.  Comparable store sales increased 0.4 percent in the second quarter of fiscal 2017.

Gross profit margin for the second quarter of fiscal 2017 remained flat at 29.0 percent compared to the second quarter of fiscal 2016.  Merchandise margin, along with buying, distribution and occupancy expenses as a percentage of net sales, remained flat compared to the second quarter of fiscal 2016.

Selling, general and administrative expenses ("SG&A") for the second quarter of fiscal 2017 increased $1.2 million to $61.8 million.  As a percentage of net sales, these expenses increased to 26.3 percent compared to 26.1 percent in the second quarter of fiscal 2016.

Net income for the second quarter of fiscal 2017 was $3.9 million, or $0.24 per diluted share.  For the second quarter of fiscal 2016, the Company reported net income of $4.1 million, or $0.22 per diluted share.

Six Month Financial Results

Net sales during the first six months of fiscal 2017 decreased $3.9 million to $488.5 million compared to the same period last year.  Comparable store sales for the twenty-six week period ended July 29, 2017, decreased 1.9 percent.

Net earnings for the first six months of fiscal 2017 were $12.1 million, or $0.73 per diluted share, compared to net earnings of $14.8 million, or $0.78 per diluted share, in the first six months of fiscal 2016.  The gross profit margin for the first six months of fiscal 2017 was 28.7 percent compared to 29.0 percent in the same period last year.  SG&A for the first six months increased $1.9 million to $120.7 million.  As a percentage of net sales, these expenses increased to 24.7 percent compared to 24.1 percent in the first six months of fiscal 2016.  The Company opened 12 stores and closed nine stores during the first six months of fiscal 2017 compared to 12 store openings and four store closings in the first six months of fiscal 2016.

Store Openings and Closings

The Company expects to open approximately 19 stores and close approximately 25 to 27 stores during fiscal 2017 compared to opening 19 stores and closing nine stores during fiscal 2016.

Expected store openings and closings by quarter for the fiscal year are as follows:

	New Stores	Store Closings
1st quarter 2017	7	5
2nd quarter 2017	5	4
3rd quarter 2017	7	1
4th quarter 2017	0	15 to 17
Fiscal year 2017	19	25 to 27

The five new stores opened during the second quarter include locations in:

City	Market	Total Stores in the Market
Columbus, IN	Indianapolis	14
Gainesville, FL	Gainesville	1
Morristown, TN	Knoxville	5
Mt. Vernon, OH	Columbus	2
Quakertown, PA	Philadelphia	11

Fiscal 2017 Earnings Outlook

The Company expects fiscal 2017 net sales to be in the range of $1.006 billion to $1.019 billion, with comparable store sales flat to down low single digits.  Earnings per diluted share for the fiscal year are expected to be in the range of $1.35 to $1.45.  Fiscal 2016 earnings per diluted share were $1.28 and adjusted earnings per diluted share were $1.40.

Conference Call

Today, at 4:30 p.m. Eastern Time, the Company will host a conference call to discuss the second quarter results.  Participants can listen to the live webcast of the call by visiting Shoe Carnival's Investors webpage at www.shoecarnival.com.  While the question-and-answer session will be available to all listeners, questions from the audience will be limited to institutional analysts and investors.  A replay of the webcast will be available on the Company's website beginning approximately two hours after the conclusion of the conference call and will be archived for one year.

Non-GAAP Adjusted Results

The non-GAAP adjusted results for the full year of fiscal 2016 discussed herein exclude the impact of non-cash asset impairment charges related to long-lived assets associated with seven of the Company's Puerto Rico stores, which are recorded in SG&A.  These adjusted results are provided to enhance the user's overall understanding of the Company's historical operations and financial performance.  Specifically, the Company believes the adjusted results provide investors with relevant period-to-period comparisons of the Company's core operations.  The unaudited adjusted results are provided in addition to, and not as alternatives for, the Company's reported results determined in accordance with generally accepted accounting principles.  A complete reconciliation of actual results to the adjusted results appears below in the table entitled "Reconciliation of Non-GAAP Financial Measures to GAAP."

About Shoe Carnival

Shoe Carnival, Inc. is one of the nation's largest family footwear retailers, offering a broad assortment of moderately priced dress, casual and athletic footwear for men, women and children with emphasis on national and regional name brands.  As of August 30, 2017, the Company operates 419 stores in 35 states and Puerto Rico, and offers online shopping at www.shoecarnival.com.  Headquartered in Evansville, IN, Shoe Carnival trades on The NASDAQ Stock Market LLC under the symbol SCVL.  Shoe Carnival's press releases and annual report are available on the Company's website at www.shoecarnival.com.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties.  A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, but are not limited to: general economic conditions in the areas of the continental United States in which our stores are located and the impact of the ongoing economic crisis in Puerto Rico on sales at, and cash flows of, our stores located in Puerto Rico; the effects and duration of economic downturns and unemployment rates; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; our ability to generate increased sales at our stores; our ability to successfully navigate the increasing use of on-line retailers for fashion purchases and the impact on traffic and transactions in our physical stores; our ability to attract customers to our e-commerce website and to successfully grow our e-commerce sales; the potential impact of national and international security concerns on the retail environment; changes in our relationships with key suppliers; the impact of competition and pricing; our ability to successfully manage and execute our marketing initiatives and maintain positive brand perception and recognition; changes in weather patterns, consumer buying trends and our ability to identify and respond to emerging fashion trends; the impact of disruptions in our distribution or information technology operations; the effectiveness of our inventory management; the impact of natural disasters on our stores, as well as on consumer confidence and purchasing in general; risks associated with the seasonality of the retail industry; the impact of unauthorized disclosure or misuse of personal and confidential information about our customers, vendors and employees; our ability to manage our third-party vendor relationships; our ability to successfully execute our growth strategy, including the availability of desirable store locations at acceptable lease terms, our ability to open new stores in a timely and profitable manner, including our entry into major new markets, and the availability of sufficient funds to implement our growth plans; higher than anticipated costs associated with the closing of underperforming stores; the inability of manufacturers to deliver products in a timely manner; changes in the political and economic environments in, and continued favorable trade relations with, China and other countries which are the major manufacturers of footwear; the impact of regulatory changes in the United States and the countries where our manufacturers are located; the resolution of litigation or regulatory proceedings in which we are or may become involved; our ability to meet our labor needs while controlling costs; future stock repurchases under our stock repurchase program and future dividend payments; and other factors described in the Company's SEC filings, including the Company's latest Annual Report on Form 10-K.

In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors.  Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.  Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates," "intends" or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions.  Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.

Financial Tables Follow

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
 (Unaudited)

	Thirteen	Thirteen	Twenty-six	Twenty-six
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016

Net sales	$235,064	$231,907	$488,453	$492,377
Cost of sales (including buying,
distribution and occupancy costs)	166,837	164,677	348,070	349,591

Gross profit	68,227	67,230	140,383	142,786
Selling, general and administrative
expenses	61,803	60,570	120,732	118,841

Operating income	6,424	6,660	19,651	23,945
Interest income	(1)	(2)	(2)	(5)
Interest expense	149	41	191	84

Income before income taxes	6,276	6,621	19,462	23,866
Income tax expense	2,380	2,517	7,335	9,101

Net income	$3,896	$4,104	$12,127	$14,765

Net income per share:
Basic	$0.24	$0.22	$0.73	$0.78
Diluted	$0.24	$0.22	$0.73	$0.78

Weighted average shares:
Basic	16,091	18,277	16,453	18,526
Diluted	16,094	18,282	16,457	18,531

Cash dividends declared per share	$0.075	$0.070	$0.145	$0.135

Financial Note:

Per share amounts are computed independently for each quarter of the fiscal year.  The sum of the quarters may not equal the total year due to the impact of changes in weighted shares outstanding and differing applications of earnings under the two-class method.

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (In thousands)
(Unaudited)

	July 29, 2017	January 28, 2017	July 30, 2016

ASSETS
Current Assets:
Cash and cash equivalents	$18,531	$62,944	$41,549
Accounts receivable	2,798	4,424	3,185
Merchandise inventories	357,467	279,646	351,220
Deferred income taxes	0	0	2,680
Other	7,029	4,737	7,991
Total Current Assets	385,825	351,751	406,625
Property and equipment - net	96,046	96,216	103,363
Deferred income taxes	10,072	9,600	7,045
Other noncurrent assets	869	911	1,053
Total Assets	$492,812	$458,478	$518,086

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$93,829	$67,808	$116,989
Accrued and other liabilities	20,367	18,488	19,759
Total Current Liabilities	114,196	86,296	136,748
Long-term debt	26,700	0	0
Deferred lease incentives	28,909	30,751	30,634
Accrued rent	10,977	11,255	11,407
Deferred compensation	11,141	10,465	10,022
Other	686	829	811
Total Liabilities	192,609	139,596	189,622
Total Shareholders' Equity	300,203	318,882	328,464
Total Liabilities and Shareholders' Equity	$492,812	$458,478	$518,086

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (In thousands)
(Unaudited)

	Twenty-six Weeks Ended July 29, 2017	Twenty-six Weeks Ended July 30, 2016

Cash Flows From Operating Activities
Net income	$12,127	$14,765
Adjustments to reconcile net income to net
cash (used in) provided by operating activities:
Depreciation and amortization	11,961	11,773
Stock-based compensation	927	2,123
Loss on retirement and impairment of assets	1,705	59
Deferred income taxes	(472)	(1,506)
Lease incentives	1,560	898
Other	(3,140)	(1,973)
Changes in operating assets and liabilities:
Accounts receivable	1,626	(1,054)
Merchandise inventories	(77,821)	(58,341)
Accounts payable and accrued liabilities	27,356	49,229
Other	(2,329)	(3,381)
Net cash (used in) provided by operating activities	(26,500)	12,592

Cash Flows From Investing Activities
Purchases of property and equipment	(12,737)	(11,910)
Net cash used in investing activities	(12,737)	(11,910)

Cash Flows From Financing Activities
Borrowings under line of credit	79,200	0
Payments on line of credit	(52,500)	0
Proceeds from issuance of stock	142	133
Dividends paid	(2,389)	(2,533)
Excess tax benefits from stock-based compensation	0	2
Purchase of common stock for treasury	(29,343)	(25,238)
Shares surrendered by employees to pay taxes on restricted stock	(286)	(311)
Net cash used in financing activities	(5,176)	(27,947)
Net decrease in cash and cash equivalents	(44,413)	(27,265)
Cash and cash equivalents at beginning of period	62,944	68,814
Cash and Cash Equivalents at End of Period	$18,531	$41,549

SHOE CARNIVAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP
(In thousands, except per share data)
(Unaudited)

The following table provides reconciliations of GAAP to non-GAAP financial measures, to reflect the exclusion of non-cash impairment charges of long-lived assets for seven Puerto Rico stores.  There were no non-cash impairment charges of long-lived assets for our Puerto Rico stores for the first six months of fiscal 2017.

	Fifty-two
	Weeks Ended
	January 28, 2017	% of Net Sales

Non-cash impairment charges	$3,573	0.3%
Tax effect	1,346	0.1%
Non-cash impairment charges net of income taxes	$2,227	0.2%

Reported selling, general and administrative expenses	$251,323	25.1%
Non-cash impairment charges	3,573	0.3%
Adjusted selling, general and administrative expenses, pre-tax	$247,750	24.8%

Reported operating income	$37,912	3.8%
Non-cash impairment charges	3,573	0.3%
Adjusted operating income, pre-tax	$41,485	4.1%

Reported net income	$23,517	2.4%
Non-cash impairment charges net of income taxes	2,227	0.2%
Adjusted net income	$25,744	2.6%

Reported net income per diluted share	$1.28
Non-cash impairment charges net of income taxes	0.12
Adjusted diluted earnings per share	$1.40